SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2006
WHEELING-PITTSBURGH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50300	55-0309927

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1134 Market Street, Wheeling, WV	26003

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (304) 234-2400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
     Item 1.01 Entry into a Material Definitive Agreement
     Effective February 15, 2006, the Amended and Restated Retention Agreements, each dated as of February 16, 2005 (the “Retention Agreements”), of six executive officers of Wheeling-Pittsburgh Corporation (the “Company”) were amended to provide that if a change of control of the Company or Wheeling-Pittsburgh Steel Corporation (“WPSC”) occurs within the seven months prior to the expiration date of the Retention Agreements (August 31, 2006), the Retention Agreements are automatically extended for a period of seven months from the date of the change in control. The provision of the Retention Agreements under which a change of control severance benefit is payable if the executive resigns for any reason within the period of 30 days beginning six months immediately following a change of control of the Company or of WPSC will continue to be applicable for the seven months following such change of control. The agreements for the following executive officers were amended: Daniel C. Keaton, Senior Vice President, Human Resources and Public Relations of WPSC; Donald E. Keaton, Vice President, Steel Manufacturing and Procurement of WPSC; Paul J. Mooney, Executive Vice President and Chief Financial Officer of the Company and WPSC; Harry L. Page, President and Chief Operating Officer of WPSC; Steven W. Sorvold, Vice President Commercial, of WPSC and Chief Operating Officer of Wheeling Corrugating Company; and John W. Testa, Vice President, Secretary and Treasurer of the Company and Senior Vice President, Chief Restructuring Officer and Corporate Secretary of WPSC. In addition, the Retention Agreements of all such executives other than Messrs. Donald E. Keaton and Steven W. Sorvold were amended to provide that, as of the executive’s date of termination of employment following a change of control for other than cause, for the purposes of the calculation of the executive’s change of control severance benefit, the executive’s salary shall be deemed automatically increased by 16%, representing the annual supplemental pension benefit provided for in the original Retention Agreement approved by the Bankruptcy Court of the Northern District of Ohio effective August 31, 2003, which has been paid annually in lump sum cash. Except as described above, the Retention Agreements remain in full force and effect in accordance with their current terms.
     Separately, on February 15, 2006, the Company entered into an agreement with Michael P. DiClemente, Treasurer of WPSC, providing for certain severance payments upon the occurrence of specified events following, or in connection with, a change of control of the Company or WPSC, upon the same terms and conditions as in the Retention Agreements, as amended and described above. The term of the agreement is until August 31, 2006, provided that if a change of control of the Company or WPSC occurs within the seven months prior to the expiration date of such agreement (August 31, 2006), the agreement is automatically extended for a period of seven months from the date of any such change in control.
Section 9 – Financial Statements and Exhibits
     Item 9.01 Financial Statements and Exhibits
          Not applicable.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELING-PITTSBURGH CORPORATION
By:	/s/ Paul J. Mooney
Paul J. Mooney
Executive Vice President and Chief Financial Officer

Dated: February 22, 2006